As Filed With the Securities and Exchange Commission on October __, 2007

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM S-8

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REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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CHINA NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

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British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 2105, West Tower, Shun Tak Centre
200 Connaught Road C., Sheung Wan, Hong Kong	Not Applicable
(Address of principal executive offices)	(Zip Code)

2003 Equity Compensation Plan

(Full title of the plan)

Wong Wah On Edward, Secretary

China Natural Resources, Inc.

Room 2105, West Tower, Shun Tak Centre

200 Connaught Road C.,

Sheung Wan, Hong Kong

(Name and address of agent for service)

011-852-2810-7205

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Shares, no par value (2)	2,300,000	$37.00	$85,100,000	$2,613

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(1)

The registration fee has been calculated pursuant to Rule 457 of the Securities Act of 1933.

(2)

Represents common shares issuable upon the exercise of options granted under our 2003 Equity Compensation Plan. The registration fee is based on the last sale price of our common shares, as reported by the NASDAQ Capital Market on October 16, 2007, which was greater than the price at which the options are exercisable.

Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such additional number of shares as may be issuable as a result of stock splits, dividends, reclassifications and similar adjustment provisions applicable to the securities being registered.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This registration statement relates to two separate prospectuses.

PROSPECTUS

Item 1.

Plan Information*

Item 2.

Registrant Information and Employee Plan Annual Information*

Items 1 and 2 of this Part I, and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Form S-8, constitute the first prospectus relating to issuances to our employees, consultants and others of up to 2,300,000 shares of common stock pursuant to our 2003 Equity Compensation Plan (the “Plan”). Pursuant to the requirements of Form S-8 and Rule 428, we will deliver or cause to be delivered to Plan participants any required information as specified by Rule 428(b)(1). The second prospectus, referred to as the reoffer prospectus, relates to the reoffer or resale of any shares that are “control” securities or “restricted” securities under the Securities Act of 1933.

We will provide to Plan participants, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the Section 10(a) prospectus. We will also provide without charge, upon written or oral request, all other documents required to be delivered to recipients pursuant to Rule 428(b). Requests should be made to us at our principal offices located at Room 2105, West Tower, Shun Tak Centre, 200 Connaught Road C., Sheung Wan, Hong Kong, attention Wong Wah On Edward, Secretary.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the shares of common stock issuable under the terms of the Plans shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

The date of this prospectus is October __, 2007

REOFFER PROSPECTUS

CHINA NATURAL RESOURCES, INC.

2,300,000 Common Shares

(no par value)

This prospectus forms a part of a registration statement, which registers an aggregate of 2,300,000 common shares issued under the China Natural Resources, Inc. 2003 Equity Compensation Plan (the “Plan”).

China Natural Resources, Inc. is referred to in this prospectus as "China Natural Resources,” the “Company,” “we,” “us” or “our.” The 2,300,000 shares covered by this prospectus are referred to as the “shares.” Persons who are issued shares are sometimes referred to as the "selling security holders."

This prospectus covers the resale of shares by persons who are our “affiliates” within the meaning of federal securities laws. Affiliated selling security holders may sell all or a portion of the shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices. Affiliated selling security holders using this prospectus for resale purposes may be identified in a prospectus supplement to be filed from time-to-time.

We will not receive any proceeds from sales of shares by selling security holders.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

The date of this prospectus is October __, 2007.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act covering the resale of the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by the SEC rules and regulations. For further information concerning China Natural Resources and the securities offered by this prospectus, we refer to the registration statement and the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. Where a contract or other document is an exhibit to the registration statement, you should review the provisions of the exhibit to which reference is made. You may obtain these exhibits from the SEC, as discussed below.

We file annual, current reports and other information with the SEC. You may read and copy these filings, as well as the registration statement of which this prospectus forms a part, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying the required fee for copying. Please call the SEC at 1-800-SEC-0330 for more information about the operation of their public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information filed electronically with the SEC. The address of that site is www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file with the SEC following the date of this prospectus will automatically update and supercede this information. We incorporate by reference the documents listed below and any documents we subsequently file with the SEC, prior to the termination of the offering, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

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Our Annual Report on Form 20-F filed with the SEC on May 2, 2007;

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Our Current Report on Form 6-K filed with the SEC on August 8, 2007;

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Our Current Report on Form 6-K filed with the SEC on August 24, 2007;

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Our Current Report on Form 6-K filed with the SEC on September 18, 2007; and

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Our Current Report on Form 6-K filed with the SEC on September 19, 2007.

All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Room 2105, West Tower, Shun Tak Centre, 200 Connaught Road C., Sheung Wan, Hong Kong, attention Wong Wah On Edward, Secretary.

FORWARD-LOOKING STATEMENTS

This prospectus, and other documents that we have incorporated by reference or included by attachment, contain forward-looking statements. Forward-looking statements express our expectations or predictions of future events or results. They are not guarantees and are subject to many risks and uncertainties. There are a number of factors – many beyond our control – that could cause actual events or results to be significantly different from those described in the forward-looking statement. Any or all of our forward-looking statements in this report or in any other public statements we make may turn out to be wrong.

We caution that these statements are further qualified by important risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in the forward-looking statements, including, without limitation, the following:

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Risks and uncertainties concerning political, economic and social conditions in the PRC;

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Whether we are able to renew existing mineral rights and whether we are able to acquire attractive mineral rights at additional mines;

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Risks and uncertainties associated with our mining operations;

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Whether we are able to acquire complementary mining operations and integrate those operations into ours;

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Risks and uncertainties regarding the future price of the metals we mine;

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Risks and uncertainties relating to the continued purchase of our iron and zinc ore by our primary customer;

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Risks and uncertainties regarding the performance of third-party ore extractors over whom we exercise no control;

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Whether we are able to raise additional financing to the extent necessary in order to continue or expand operations; and

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Other factors identified from time to time in our filings with the SEC.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or words of similar meaning. They may also use words such as, “would,” “should,” “could” or “may”. Factors that may cause our actual results to differ materially include the risks described herein. These risks and uncertainties are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations could be adversely affected.

STATEMENT REGARDING CURRENCY CONVERSION

For the convenience of the reader, amounts in Renminbi (“RMB”) have been translated into United States dollars (“US$”) at the rate of US$1.00 = RMB7.61 quoted by the People’s Bank of China as at June 30, 2007. No representation is made that the RMB amounts could have been, or could be, converted into US$ at that rate, or that the translation into US$ is in accordance with US generally accepted accounting principles.

ABOUT CHINA NATURAL RESOURCES

Because this is a summary, it does not contain all the information about us that may be important to you. You should read the more detailed information and the financial statements and related notes which are incorporated by reference in this prospectus.

Overview

On February 3, 2006, the Company consummated the acquisition of all of the issued and outstanding capital stock of Feishang Mining Holdings Limited, a British Virgin Islands corporation. Since the date the Acquisition was completed our sole operations have consisted of the mining of zinc, iron and other minerals for distribution in the PRC, through the acquisition of Feishang Mining.

Feishang Mining was incorporated under the laws of the British Virgin Islands in September 2004. Feishang Mining beneficially owns 100% of the capital stock of Wuhu Feishang Mining Development Co. Limited, a company organized in the PRC. Feishang Mining treats the business of Wuhu, a mining enterprise principally engaged in the mining of zinc, iron and other minerals for distribution in the PRC, as its principal business activity.

At present, Wuhu owns the mining rights to two mines located in Wuhu City, Anhui Province, the PRC: The Yang Chong Mine contains iron and zinc minerals and the Zao Yun Mine contains mainly iron minerals. The two mines produced approximately 47,000 tons of iron and 8,600 tons of zinc in 2005, and 46,000 tons of iron and 6,400 tons of zinc in 2006. The majority of the iron and zinc ore is mined from the Yang Chong Mine. Wuhu City is located in the northwestern Yangtze River Delta and the center of East China, approximately 384 kilometers from Shanghai.

The table below summarizes the production quantity and sales quantity for each of the years ended December 31, 2004, 2005 and 2006 included in continuing operations.

	2004	2005	2006
Production quantity (tons):
Zinc	7,800	8,650	6,380
Iron	58,160	46,800	46,107
Micaceous iron oxide – grey	1,072	524	628

Sales quantity (tons):
Zinc	7,782	8,841	6,248
Iron	58,326	46,201	46,357
Micaceous iron oxide – grey	1,089	612	713

Recent Events

Completion of $35 Million Private Placement

On August 24, 2007, we consummated the sale to six non-U.S. persons of an aggregate of 2,187,500 units, each unit consisting of two common shares and one warrant to purchase one common share, for a purchase price of $16.00 per unit, or an aggregate purchase price of $35 million. Each warrant entitles the holder to purchase one common share at an exercise price of $10.00 per share for a three year period commencing August 24, 2008. We granted the investors certain demand and piggy-back registration rights with respect to the shares included in the units.

Entry into Joint Venture

In June 2007, we formed Yunnan Feishang Mining Development Co. Ltd. as an indirect wholly-owned subsidiary. On September 10, 2007, Yunnan Feishang Mining Development Co. Ltd. entered into a Founder Shareholders Agreement with Hainan Jindi Industry Corporation, Yangpu Fengyu Industry Development Co., Ltd. and six individual residents of the People’s Republic of China (“PRC”), to form Hainan Nonferrous Metal Mining Co., Ltd. as a stock company under the laws of the PRC. Hainan Jindi Industry Corporation, a state-owned enterprise, is a subsidiary of the Hainan Bureau of Geological Exploration, and Yunnan Feishang Mining Development Co. Ltd. understands that the six individual PRC residents are members of management of Hainan Jindi Industry Corporation. Yangpu Fengyu Industry Development Co., Ltd. is the nominee of Yunnan Feishang Mining Development Co. Ltd.

Hainan Nonferrous Metal Mining Co., Ltd. was formed to engage in the exploration, development, mining and sale of nonferrous metals in Hainan Province and other regions in the PRC. It is expected that Hainan Nonferrous Metal Mining Co., Ltd. will acquire certain exploration rights to nonferrous metals from Hainan Jindi Industry Corporation. No exploration or mining rights have yet been acquired. The total capital contributions of RMB68,000,000 (US$8,935,611) were made by the founders to Hainan Nonferrous Metal Mining Co., Ltd. China Natural Resources, through Yunnan Feishang Mining Development Co. Ltd. and its nominee, owns a combined 48% of Hainan Nonferrous Metal Mining Co., Ltd. Hainan Jindi Industry Corporation will control the day-to-day operations of Hainan Nonferrous Metal Mining Co., Ltd. Inasmuch as the Company owns less than 50% of Hainan Nonferrous and it does not have sufficient voting power to control the board of directors, we expect to account for our interest in Hainan Nonferrous Metal Mining Co., Ltd. as an associated company using the equity method of accounting.

RISK FACTORS AFFECTING OUR FUTURE RESULTS OF OPERATIONS

An investment in our common stock is highly speculative. You should be aware you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully read this entire prospectus and consider the following risk factors. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations could be adversely affected. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the business risk factors that might cause those differences.

Risks Related to Operations in the PRC

Investors should consider political, economic and legal factors applicable to investments in the PRC prior to investing in our company.

Since 1997, the PRC government has been making efforts to promote reforms of its economic system. These reforms have brought about marked economic growth and social progress, and the economy of China has shifted from a planned economy to a socialist market economy. Wuhu has also benefited from the economic reforms implemented by the PRC government and the economic policies and measures. However, economic, legal and social policies in the PRC are not similar to those of Western governments and revisions or amendments may be made to these policies and measures from time to time, and Wuhu is not in a position to predict whether any change in the political, economic or social conditions may adversely affect the operating results of Wuhu, and how those changes may impact on us.

The PRC legal system is a statutory law system. Unlike the common law system, decided legal cases have little significance for guidance, and rulings by the court can only be used as reference with little value as precedents. Since 1979, the PRC government has established a commercial law system, and significant progress has been made in promulgating laws and regulations relating to economic affairs. Examples are the organization of companies and their regulation, foreign investment, commerce, taxation and trade. However, these regulations are relatively new and the availability of public cases as well as the judicial interpretation of them are limited in number. Moreover, as they are not binding, both the implementation and interpretation of these regulations are uncertain in many areas. The interpretation of PRC laws may also be subject to policy changes reflecting domestic political changes, and new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. The activities of our subsidiaries in China are subject to PRC regulations governing PRC companies.

Geographic limitations may make it difficult to obtain jurisdiction over our company, our management or our assets.

During 2004, we became a British Virgin Islands company and our officers and directors are non-residents of the United States, our assets are located in the PRC and our operations are conducted in the PRC. Therefore, it may not be possible to effect service of process on such persons in the United States, and it may be difficult to enforce any judgments rendered against us or them. Moreover, there is doubt whether courts in the British Virgin Islands or the PRC would enforce (a) judgments of United States courts against us, or our directors or officers based on the civil liability provisions of the securities laws of the Unites States or any state, or (b) in original actions brought in the British Virgin Islands or the PRC, liabilities against us or any non-residents based upon the securities laws of the United States or any state.

The rights of our security holders are subject to British Virgin Islands law, the provisions of which may not be as favorable to security holders as US law.

Since we are a British Virgin Islands company, the rights of our shareholders may be more limited than those of security holders of a United States corporation. In this regard, our directors are permitted to take action that, under the laws of most states of the United States require security holder approval. These actions include authorizing reorganizations, asset sales (of less than 50% of our total assets) and amendments to our Memorandum and Articles of Association (that do not vary the rights of security holders).

Risks Relating to Mining Operations

Wuhu's earnings and, therefore, our profitability, may be affected by metals price volatility.

The majority of Wuhu's revenue is derived from the sale of iron and zinc and, as a result, our earnings are directly related to the prices of these metals. At present, the price of these metals in the PRC is generally in line with that in the international market. There are many factors influencing the price of iron and zinc including expectations for inflation; global and regional demand and production; political and economic conditions; and production costs in major producing regions.

These factors are beyond Wuhu's control and are impossible for it to predict. As a result, changes in the price of zinc and iron may adversely affect Wuhu's operating results. Wuhu has not engaged in hedging transactions or alternative measures to manage possible price fluctuations.

Wuhu has not performed feasibility studies and, therefore, reliable estimates of proven or probable reserves cannot be provided and if minerals are depleted from our mines prior to termination of our mineral rights, we may be unable to generate revenues.

Both the quantity of ores and metal reserves are primarily based on estimates and we have conducted no feasibility studies to confirm the amount of proven or probable reserves contained in the mines in which we have mineral rights. While we are currently extracting and selling minerals from our mines, we are unable to predict the extent of mineral deposits in our mines or whether there will continue to be sufficient minerals deposits to allow us to extract minerals at current levels for the duration of our mining rights. Moreover, reserve estimation is an interpretive process based upon available data and various assumptions that are believed to be reasonable, and the economic value of ore reserves may be adversely affected by price fluctuations in the metal market, reduced recovery rates or a rise in production costs as a result of inflation or other technical problems arising in the course of extraction.

We rely on operating performance of a single mine and if our mine development plans are unsuccessful, Wuhu, and as a result, we, may suffer a decrease in profitability.

The principal operating asset of Wuhu is the Yang Chong Mine. Over 80% of the turnover of Wuhu was generated from the Yang Chong Mine. Since its acquisition in May 2003 until December 31, 2006, 100 % of Wuhu’s sales of zinc and approximately 70% of Wuhu's sales of iron were derived from metal output from Yang Chong Mine. Although Wuhu plans to increase its production levels by opening two additional mine shafts in the Yang Chong Mine, as well as by acquiring additional mining rights in the PRC, there is no assurance that these development projects will be successful. If these development plans are unsuccessful, Wuhu may suffer a decrease in overall profit margins, operating performance and investment return, and may adversely affect the operating results of Wuhu.

Wuhu’s operating results may be negatively impacted by amortization policies applicable to mining rights.

Wuhu's mining rights are amortized based on actual units of production over estimated reserves of the mines. Wuhu reviews the production plans and the reserve levels of the mines periodically. Accordingly, any material change in the production plan of Wuhu's mines or modification of reserve levels may have a negative impact on Wuhu’s operating results.

Wuhu relies on sub-contractors to perform mineral extraction over whom Wuhu has little control.

Wuhu sub-contracts its ore extraction work to a third party. To some extent, the operations of Wuhu are affected by the performance of the contractor, whose activities are not within Wuhu’s control. If the contractor fails to achieve the guaranteed monthly extraction volume, or the contractor otherwise fails to perform its obligations under its agreement with Wuhu, the agreement may be terminated by Wuhu; however, termination of the relationship could adversely affect the operating results of Wuhu.

We are subject to numerous risks and hazards associated with the mining industry.

Wuhu's business is subject to a number of risks and hazards including:

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environment hazards;

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industrial accidents;

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unusual or unexpected geologic formations;

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explosive rock failures; and

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flooding and periodic interruptions due to inclement or hazardous weather conditions.

Such risks could result in:

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damage to or destruction of mineral properties or production facilities;

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personal injury or death;

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environmental damage;

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delays in mining;

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monetary losses; and

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legal liability.

Wuhu emphasizes environmental protection in its operations and related activities. A significant financial commitment has been made towards the construction of environmental protection facilities and the establishment of a sound environmental protection management and monitoring system. Although Wuhu is currently in compliance with applicable environmental regulations of the PRC government, any changes to these regulations may increase the operating costs of the Company and may adversely affect the operating results of the Company.

During the course of its mining activities, Wuhu uses dangerous materials. Although Wuhu has established stringent rules relating to the storage, handling and use of such dangerous materials, there is no assurance that accidents will not occur. Should Wuhu be held liable for any such accident, Wuhu may be subject to penalties and possible criminal proceedings may be brought against its employees.

Wuhu depends on a single customer with whom Wuhu has no binding contractual understandings, and the loss of that customer would materially and adversely affect our results of operations.

Wuhu’s entire production of zinc for the years ended December 31, 2004, 2005 and 2006 were sold to a single customer, Huludao Zinc Industry Co. Ltd. , the largest zinc smelter in Asia. Wuhu is a party to a one-year sales contract with Huludao Zinc Industry Co. Ltd., subject to renewal every year; however, the sales contract does not obligate Huludao Zinc Industry Co. Ltd., to purchase zinc from Wuhu. In the event Huludao Zinc Industry Co. Ltd. ceases or reduces its purchases from Wuhu, or if Wuhu and Huludao Zinc Industry Co. Ltd. are unable to agree upon renewal terms or Wuhu’s sales contract with Huludao Zinc Industry Co. Ltd. is not renewed for any other reason, Wuhu will have to identify one or more alternative outlets for its mineral production. While the sales contract has been renewed on an annual basis in the past, the loss of Huludao Zinc Industry Co. Ltd. as a source for Wuhu’s zinc production could adversely affect our results of operations.

Wuhu may be unable to successfully compete for mineral rights with companies having greater financial resources than it has.

Mines have limited lives and as a result, Wuhu continually seeks to expand its reserves through the acquisition of additional mining rights. As there is a limited supply of desirable mineral deposits in the PRC, Wuhu faces strong competition for mining rights from other mining companies, some of which have greater financial resources than Wuhu, Wuhu may not be able to acquire attractive mineral rights on terms that Wuhu considers acceptable.

We may not be able to obtain sufficient funding for our capital expenditures and other funding requirements, which could limit our ability to develop our businesses.

We expect to have a high level of capital expenditures in the foreseeable future to fund our ongoing operations and future growth. We need sufficient internal sources of liquidity, or access to additional financing from external sources. Our ability to obtain external financing in the future and the related financing cost is subject to a variety of uncertainties, including:

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Obtaining the PRC Government approvals necessary to raise financing in the domestic or international markets;

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our future results of operations, financial condition and cash flows;

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the condition of the global and domestic financial markets; and

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changes in the monetary policy of the PRC Government with respect to bank interest rates and lending practices.

If adequate funding is not available, our ability to develop our business could be adversely affected.

There are uncertainties associated with our plan to integrate additional mining rights into our operations.

We intend to acquire additional mining rights in the PRC. However, we may encounter intense competition during the expansion process and we may fail to select or value targets appropriately. This may result in our inability to complete such expansion plan at a reasonable cost or at all. Even if the expansion plan is successful, we may have to allocate additional capital and human resources to implement the integration of an acquired business with ours. We cannot assure you that such integration will be completed within a reasonable period of time or at all. or that it will generate the expected economic benefits. Further, expansion into other parts of the PRC involves substantial time, cost and market uncertainties. In the event that we encounter problems or delays in penetrating such markets, and at the same time we lose our competitive edge over our competitors, our results of operations and business prospects could be adversely affected.

Certain of our operations are energy-intensive and we may face increased prices and/or insufficient supply of utilities such as electricity, as a result of which our results of operations may be adversely affected and we may experience delivery delays.

We consume a substantial amount of electricity in our mining and ore processing operations. As our production capabilities increase and our business grows, our requirements for electricity will also grow. Any disruption in electricity supply could lead to production shutdowns and increased costs related to recommencement of operations. Any macroeconomic control measures implemented by the PRC Government which cause electricity’s price to fluctuate will impact on our cost of production. This in turn could adversely affect our results of operations.

We may be unable to renew our mining rights in which event we could be forced to cease operations or delay operations while we seek alternative mining rights.

Under the Mineral Resources Law of the People’s Republic of China, all mineral resources in the PRC are owned by the State. Our current mining rights for Yang Chong Mine and Zao Yun Mine expire on December 31, 2011 and October 31, 2009, respectively. To apply for a renewal of our mining rights, we have to submit all the required materials and complete the necessary legal procedures as required by the relevant authorities and the laws and regulations. There is no assurance that we will be able to renew our mining rights upon expiry and our mining and exploration operations and our business may be adversely affected.

Risks Relating to Status as a Foreign Private Issuer

Our status as a “foreign private issuer” results in less information being available about us than domestic reporting companies.

We are foreign private issuer and are not required to file as much information about us as United States issuers are required to file. In this regard we are not required to file quarterly reports on Form 10-Q or Current Reports on Form 8-K; we are exempt from the provisions of Regulation FD aimed at preventing issuers from making selective disclosures; the SEC proxy statement and information statement rules do not apply; and our officers, directors and principal security holders are not required to file reports detailing their beneficial ownership of our shares. There is generally greater information available about United States issuers than about foreign private issuers such as us, and the lack of information about us makes it more difficult to make investment decisions about us.

As a “foreign private issuer” we are not subject to certain rules promulgated by NASDAQ that other NASDAQ-listed issuers are required to comply with, some of which are designed to provide information to and protect investors.

Our common shares are currently listed on the NASDAQ Capital Market and, for as long as our securities continue to be listed, we will remain subject to the rules and regulations established by NASDAQ applicable to listed companies. As permitted under NASDAQ rules applicable to foreign private issuers such as China Natural Resources, we need not comply with the following Nasdaq rules:

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a majority of our board of directors are not independent as defined by NASDAQ rules;

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our independent directors do not hold regularly scheduled meetings in executive session;

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the compensation of our executive officers is not determined by an independent committee of the board or by the independent members of the board of directors, and our CEO may be present in the deliberations concerning his compensation;

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related party transactions are not required to be reviewed or approved by our audit committee or other independent body of the board of directors;

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we are not required to solicit security holder approval of stock plans, including those in which our officers or directors may participate; stock issuances that will result in a change in control; the issuance of our stock in related party acquisitions or other acquisitions in which we may issue 20% or more of our outstanding shares; or, below market issuances of 20% or more of our outstanding shares to any person;

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we are not required to hold an in-person annual meeting to elect directors and transact other business customarily conducted at an annual meeting; and

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we are not required to participate in an electronic link with a specified registered depository in connection with any direct registration program that we may establish in the future.

We may in the future determine to voluntarily comply with one or more of the foregoing provisions.

Risks Related to our Common Shares and the Market for our Common Shares

There are a limited number of our common shares in the public float and trading in our shares is not active; therefore, our common shares tend to experience price volatility.

There are currently approximately 5,942,823 of our common shares in the public float (shares owned by persons other than officers, directors and principal security holders) and, until quite recently, there has not been an active trading market for our shares. Our shares tend to trade along with other shares of public companies whose operations are based in the People’s Republic of China. These shares tend to exhibit periods of extreme volatility and price fluctuations, even when there are no events peculiar to the Company that appear to warrant price changes. We cannot assure you that price volatility will not continue in the future or, as a result thereof, that market prices will reflect actual values of our company.

As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our security holders may disproportionately influence the price of those shares in either direction. The share price could, for example, decline precipitously in the event that a large number of shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or a lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

A majority of our outstanding common shares are held by our President and Chief Executive Officer and he will continue to be in a position to elect all of our directors and control the direction of our company.

9,980,593 common shares, or approximately 63% of our currently outstanding common shares, are beneficially owned by Mr. Li Feilie, our President and Chief Executive Officer. Accordingly, Mr. Li effectively controls the affairs of our company, including the election of our Board of Directors. As a result, other security holders of China Natural Resources will have no effective ability to influence the election of directors or the affairs of our company.

The registration or resale under Rule 144 of a significant number of our common shares for resale could have a depressive effect on the market for our shares.

There are currently approximately 5,942,823 common shares in our public float (shares owned by persons other than officers, directors and principal security holders). In connection with our August 2007 private placement of units, we issued 4,375,000 common shares to six investors and granted the investors certain registration rights, including the right to demand registration of their shares commencing November 24, 2007. Even if the investors elect not to demand registration of their shares, the shares will become available for resale under Rule 144 commencing August 24, 2008, and earlier in the event a proposed reduction in the holding period under Rule 144 is adopted by the SEC. The resale of the shares issued to investors in the private placement, either pursuant to a registration statement or Rule 144, or even the prospect of those sales, could have a depressive effect on the market for our common shares.

The continued financing of our expansion plans through the issuance of equity will be dilutive to our members.

We have recently completed a private placement consisting our common shares and warrants exercisable into common shares that provided us with approximately $35 million of capital to fund our expansion plans. The continued issuance of common shares to raise capital will be dilutive to our members.

We do not intend to pay dividends in the foreseeable future and there are restrictions on the conversion of local currency.

We do not intend to pay dividends for the foreseeable future as we intend to reinvest earnings from operations, if any, back into our operations. In addition, our holding company structure creates restrictions on our payment of dividends. The payment of dividends is also subject to numerous restrictions imposed under PRC law, including restrictions on the conversion of local currency into United States dollars and other currencies.

It is not possible to foresee all risks that may affect us. Moreover, we cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in the shares and should take into consideration when making such analysis, among others, the Risk Factors discussed above.

2003 EQUITY COMPENSATION PLAN

The following descriptions summarize certain provisions of the China Natural Resources, Inc. 2003 Equity Compensation Plan. This summary is not complete and is qualified by reference to the full text of the Plan. A copy of the Plan has been filed as an exhibit to the registration statement of which this prospectus is a part. Each person receiving an option or stock award under the Plan should read the Plan in its entirety.

We have adopted the 2003 Equity Compensation Plan. The purposes of the plan are to:

•

Encourage ownership of our common shares by our officers, directors , employees and advisors;

•

Provide additional incentive for them to promote our success and our business; and

•

Encourage them to remain in our employ by providing them with the opportunity to benefit from any appreciation of our common shares.

A brief description of the 2003 Equity Compensation Plan is as follows:

On December 18, 2003, our shareholders approved and adopted the 2003 Equity Compensation Plan (the “2003 Plan”). The 2003 Plan allows the Board to grant various incentive equity awards not limited to stock options. Stock Appreciation Rights may be granted as a means of allowing participants to pay the exercise price of Plan Options. Stock Grants may be made upon such terms and conditions as the Board or Committee designated by the Board determines. Stock Grants may include deferred stock awards under which receipt of Stock Grants is deferred, with vesting to occur upon such terms and conditions as the Board or Committee determines.

We have reserved a number of common shares equal to 20% of the issued and outstanding common shares of our company, from time-to-time, for issuance pursuant to options granted (“Plan Options”) or for restricted stock awarded (“Stock Grants”) under the 2003 Plan. In accordance with that formula, as of the date of this prospectus, a total of 3,980,854 common shares may be awarded under the 2003 Plan. As and to the extent that we issue additional common shares, the number of shares available for issuance under the 2003 Plan will increase in accordance with such formula.

The 2003 Plan is administered by the Board of Directors or a Committee designated by the Board. The Board or Committee will determine, from time to time, those of our officers, directors, employees and consultants to whom Stock Grants and Plan Options will be granted, the terms and provisions of the respective Stock Grants and Plan Options, the dates such Plan Options will become exercisable, the number of shares subject to each Plan Option, the purchase price of such shares and the form of payment of such purchase price. Plan Options and Stock Grants will be awarded based upon the fair market value of our common stock at the time of the award. All questions relating to the administration of the 2003 Plan and the interpretation of the provisions thereof are to be resolved at the sole discretion of the Board or Committee.

Options granted under the 2003 Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. The exercise price of incentive stock options may not be less than 100% of the fair market value of the underlying shares as of the date of grant. The exercise price of non-qualified options may not be less than 85% of the fair market value of the underlying shares as of the date of grant.

The 2003 Plan terminates on December 18, 2013. As of the date of this prospectus, awards covering a total of 2,380,000 common shares have been made under the 2003 Plan, all of which were option grants. Of such awards, options covering 80,000 shares have been exercised, and the shares issued upon such exercise have been resold pursuant to Rule 144. A total of 1,600,854 common shares are available for awards as of the date of this prospectus.

The sale of all shares issued under the 2003 Plan must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater security holders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, may only resell shares issued under the 2003 Plan pursuant to a current reoffer prospectus, Rule 144 or other applicable exemption.

SELLING SECURITY HOLDERS

Affiliates Using Reoffer Prospectus

This prospectus permits resales of shares issued to our affiliates under China Natural Resources’ 2003 Equity Compensation Plan. The term “affiliate” is defined under Federal securities laws and generally includes our executive officers, directors and principal security holders. Shares issued pursuant to this prospectus to our affiliates are “control" shares under federal securities laws. The rules relating to the use of Form S-8 require us to identify those of our affiliates who will use this reoffer prospectus to resell shares they receive under the 2003 Plan. We may, by supplement to this prospectus, add additional affiliates using this prospectus for resale purposes and/or change the number of shares being resold by each affiliate.

Selling Security Holders

–

The following table sets forth:

–

the name of each affiliated selling security holder,

–

the amount of common shares owned beneficially, directly or indirectly, by each affiliated selling security holder,

–

the maximum amount of shares to be offered by the affiliated selling security holders pursuant to this prospectus,

–

the amount of common stock to be owned by each affiliated selling security holder following sale of the shares, and

–

the percentage of our common stock to be owned by the affiliated selling security holder following completion of such offering, and adjusted to give effect to the issuance of shares upon the exercise of the named selling security holder’s options or warrants, but no other person’s options or warrants.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each affiliated selling security holder is based upon our books and records and the information provided by our transfer agent.

We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the affiliated selling security holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the affiliated selling security holders will sell all of the shares owned by them that are being offered hereby, but will not sell any other shares of our common stock that they presently own.

Name of Affiliated Selling Security Holder	Number of Shares Owned	Shares to be Offered*	Shares to be Owned After Offering	Percentage to be Owned After Offering

Li Feilie (1)	14,780,593	300,000	14,480,593	71.0%
Tam Cheuk Ho (2)	400,000	400,000	-0-	N/A
Wong Wah On Edward (2)	400,000	400,000	-0-	N/A

———————

*

Consists of shares issuable upon exercise of options granted under our 2003 Equity Compensation Plan.

(1)

Current ownership consists of 9,980,593 outstanding shares, 4,500,000 shares issuable on exercise of outstanding warrants and 300,000 shares issuable upon exercise of currently exercisable stock options with an exercise price of $8.51 per share.

(2)

Current ownership consists of 400,000 shares issuable upon exercise of currently exercisable stock options with an exercise price of $8.51 per share.

PLAN OF DISTRIBUTION

Each selling security holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares on any stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•

block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•

any other method permitted pursuant to applicable law.

Selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling security holder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. Because selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.

DESCRIPTION OF SECURITIES

China Natural Resources is currently authorized to issue up to 200,000,000 common shares, without par value. As of the date of this prospectus, there were 15,923,416 common shares issued and outstanding.

Common Shares

Subject to the dividend rights of preferred security holders, holders of common shares participate in dividends on a proportionate basis, as may be declared by the board of directors. Upon liquidation, dissolution or winding up of China Natural Resources, after payment to creditors and holders of our outstanding preferred stock, our remaining assets, if any, will be divided proportionately on a per share basis among the holders of our common shares.

Each common share has one vote. Holders of our shares do not have cumulative voting rights. This means that the holders of a plurality of the common shares voting for the election of directors can elect all of the directors. In that event, the holders of the remaining shares will not be able to elect any directors. Our Articles of Association and By-Laws provide that, except in limited circumstances, a majority of our outstanding common shares constitutes a quorum to transact business at a meeting of members. Our common shares have no preemptive, subscription or conversion rights, and our common shares are not redeemable.

Transfer Agent

The transfer agent for our common shares is OTC Stock Transfer Company, 231 East 21st South, Salt Lake City, UT 84115.

EXPERTS

The audited consolidated financial statements of China Natural Resources, Inc. and subsidiaries incorporated herein by reference have been so incorporated in reliance upon the report of GHP Horwath, P.C., independent registered public accounting firm, given upon the firm’s authority as an expert in auditing and accounting.

INDEMNIFICATION

Our Articles of Association provide as follows:

“110.

Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(b)

is or was, at the request of the Company, serving as a director, officer or liquidator of or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

111.

The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

112.

The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

113.

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

114.

If a person to be indemnified has been successful in defense of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amount paid in settlement and reasonably incurred by the person in connection with the proceedings.

115.

The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling China Natural Resources pursuant to the foregoing provisions, China Natural Resources has been informed that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities, other than the payment by China Natural Resources in the successful defense of any action, suit or proceeding, is asserted, China Natural Resources will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy. China Natural Resources will be governed by the final adjudication of this issue.”

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference

The documents listed below are incorporated by reference in the Registration Statement.

•

Our Annual Report on Form 20-F filed with the SEC on May 2, 2007;

•

Our Current Report on Form 6-K filed with the SEC on August 8, 2007;

•

Our Current Report on Form 6-K filed with the SEC on August 24, 2007;

•

Our Current Report on Form 6-K filed with the SEC on September 18, 2007; and

•

Our Current Report on Form 6-K filed with the SEC on September 19, 2007.

All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Room 2105, West Tower, Shun Tak Centre, 200 Connaught Road C., Sheung Wan, Hong Kong, attention Wong Wah On Edward, Secretary.

Item 4.

Description of Securities

Not applicable.

Item 5.

Interests of Named Experts and Counsel

Not Applicable.

Item 6.

Indemnification of Directors and Officers

Our Articles of Association provide as follows:

“110.

Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(b)

is or was, at the request of the Company, serving as a director, officer or liquidator of or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

111.

The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

112.

The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

113.

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

114.

If a person to be indemnified has been successful in defense of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amount paid in settlement and reasonably incurred by the person in connection with the proceedings.

115.

The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling China Natural Resources pursuant to the foregoing provisions, China Natural Resources has been informed that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities, other than the payment by China Natural Resources in the successful defense of any action, suit or proceeding, is asserted, China Natural Resources will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy. China Natural Resources will be governed by the final adjudication of this issue.

Item 7.

Exemption From Registration Claimed

Not applicable.

Item 8.

Exhibits

5.1	Opinion of Schneider Weinberger & Beilly LLP*
10.1	China Natural Resources, Inc. 2003 Equity Compensation Plan (incorporated by reference to Appendix B to the registrant’s Schedule 14A filed on November 20, 2003)
23.1	Consent of Schneider Weinberger & Beilly LLP (included in Exhibit 5.1)*
23.2	Consent of GHP Horwath, PC*

———————

*

Filed herewith.

Item 9.

Undertakings

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hong Kong, on October 18, 2007.

CHINA NATURAL RESOURCES, INC.

By:	/s/ LI FEILIE
Li Feilie President and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/LI FEILIE	Chairman of the Board of Directors, President, Principal	October 18, 2007
Li Feilie	Executive Officer and Director

/s/ TAM CHEUK HO	Chief Financial Officer and Director	October 18, 2007
Tam Cheuk Ho

/s/ WONG WAH ON EDWARD	Secretary, Financial Controller and Director	October 18, 2007
Wong Wah On Edward

/s/ NG KIN SING	Director	October 18, 2007
Ng Kin Sing

/s/ LAM KWAN SING	Director	October 18, 2007
Lam Kwan Sing

/s/ YIP WING HANG	Director	October 18, 2007
Yip Wing Hang

INDEX TO EXHIBITS

5.1	Opinion of Schneider Weinberger & Beilly LLP*
10.1	China Natural Resources, Inc. 2003 Equity Compensation Plan (incorporated by reference to Appendix B to the registrant’s Schedule 14A filed on November 20, 2003)
23.1	Consent of Schneider Weinberger & Beilly LLP (included in Exhibit 5.1)*
23.2	Consent of GHP Horwath, PC*

———————

*

Filed herewith.